Exhibit 99.1

Panacea Life Sciences Holdings, Inc. Completes Acquisition of N7 Enterprises With Eight Natural Health and Wellness Retail and One Distribution Center Locations in the Tampa, Florida area

GOLDEN, Colo., October 5, 2023 Panacea Life Sciences Holdings, Inc. (OTCQB: PLSH) (“Panacea” or the “Company”), a plant-based natural health ingredient and product company, today announced it has acquired eight retail locations and one distribution center in the Tampa, Florida area offering Nitro Kava, Kratom, VAPE products and beverages. Operating as N7, the acquisition marks an expansion of the Company’s business into retail stores from its historic focus on its branded health and wellness products, ingredient and contract manufacturing. The name of the stores will change to PanaceaDistro for the initial phase of expansion. For the fiscal year ended December 31, 2022, N7 generated approximately $2.6 million of revenues (unaudited).

Panacea plans on expanding by adding additional stores and offering new high quality plant-based products, in addition to offering store franchising opportunities.

“We are excited to complete the acquisition of this popular retail chain and innovative distribution business as we expand into the billion dollar natural health and wellness market segment. The long-term objective is for Panacea to own and or operate hundreds of stores. We believe there is a massive shift in the minds of consumers away from pharmaceutical lab-driven products toward using natural products as functional remedies to treat and heal the human body. Combined with our recent acquisition of PUR Life Medical longevity clinics, we believe Panacea is well positioned and on the forefront of this movement,” said Leslie Buttorff, CEO. “With this acquisition we are able to capture a high value business in the natural beverage retail and wholesale market that includes brand licensing and franchising development for all of our product segments.”

About Panacea Life Sciences Holdings, Inc.

Panacea Life Sciences Holdings, Inc. (PLSH) is holding company structured to develop and facilitate manufacturing, research, product development and distribution in the high-growth, natural human and animal health & wellness market segment. Its subsidiary, Panacea Life Sciences, Inc. (PLS) is a woman-founded and led company dedicated to manufacturing, distribution, research and production of the highest-quality nutraceutical, cannabinoid, mushroom, kratom and other natural, plant-based ingredients and products. PLS operates out of a 51,000 square foot, state-of-the-art, cGMP facility in Golden Colorado. If you would like more information, please visit www.panacealife.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, risks arising from supply chain disruptions or our ability to obtain raw materials as well as similar problems with our vendors, our ability to fulfill purchase orders on a timely manner, our ability to fully collect money for our purchase orders, the risk of customers returning our products, impact of the pandemic including new variants on our workforce, as well as those risks and uncertainties described by us in our annual report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Risk Factors”. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law.

Contact:

info@panacealife.com

800-985-0515